                       SEARS TAX-EXEMPT REINVESTMENT FUND

                                   CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Sears Tax-Exempt Reinvestment Fund (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by a Majority Shareholder Vote (as defined in Section 1.2(g) of the Declaration of Trust) at a meeting of Shareholders of the Trust held on April 22, 1985, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 23rd day of April, 1985.


                                        /s/ Sheldon Curtis
                                        -------------------
                                        Sheldon Curtis
                                        Secretary

(SEAL)

                                    AMENDMENT

Dated:      April 22, 1985

To Be Effective:    April 22, 1985


                                       TO

                       SEARS TAX-EXEMPT REINVESTMENT FUND

                              DECLARATION OF TRUST

                               DATED JUNE 1, 1983

                                               Amendment dated April 22, 1985 to
                                               the Declaration of Trust (the
                                               "Declaration") of Sears Tax-
                                               Exempt Reinvestment Fund (the
                                               "Trust") dated June 1, 1983.

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to provide that the shares of beneficial interest of the Trust shall be of $.01 par value, and such provision has been adopted by a Majority Shareholder Vote (as defined in the Declaration) at a meeting of Shareholders held on April 22, 1985, to be effective on April 22, 1985;

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Shareholders of the Trust have amended the Declaration as follows, to be effective on April 22, 1985, and the Trustees of the Trust have executed this Amendment on April 23, 1985.

          1. Section 6.1 of Article VI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

               "SECTION 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate share in the Trust with each other Share. The Trustees may divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate interests in the Trust. Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares of a split in Shares, shall be fully paid and nonassessable."

          2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

          This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 23rd day of April, 1985.

/s/ IRWIN FRIEND                        /s/ JOHN R. HAIRE
-----------------------------------     ---------------------------------------
Irwin Friend, as Trustee                John R. Haire, as Trustee
and not individually                    and not individually
1250 Round Hill Road                    439 East 51st Street
Bryn Mawr, PA  19010                    New York, NY  10022


/s/ ANDREW J. MELTON, JR.               /s/ JOHN J. SCANLON
-----------------------------------     ---------------------------------------
Andrew J. Melton, Jr., as               John J. Scanlon, as
Trustee and not individually            Trustee and not individually
Five World Trade Center                 2345 Redding Road
New York, NY  10048                     Fairfield, CT  06436


/s/ ALBERT T. SOMMERS
-----------------------------------     ---------------------------------------
Albert T. Sommers, as                   Edward R. Telling, as
Trustee and not individually            Trustee and not individually
16 Bonnie Heights Road                  Sears, Roebuck & Company
Manhasset, NY  10030                    Sears Tower, 68th floor
                                        Dept. 902
                                        Chicago, IL  60684

          This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 23rd day of April, 1985.


-----------------------------------     ---------------------------------------
Irwin Friend, as Trustee                John R. Haire, as Trustee
and not individually                    and not individually
1250 Round Hill Road                    439 East 51st Street
Bryn Mawr, PA  19010                    New York, NY  10022



-----------------------------------     ---------------------------------------
Andrew J. Melton, Jr., as               John J. Scanlon, as
Trustee and not individually            Trustee and not individually
Five World Trade Center                 2345 Redding Road
New York, NY  10048                     Fairfield, CT  06436


                                        /s/ EDWARD R. TELLING
-----------------------------------     ---------------------------------------
Albert T. Sommers, as                   Edward R. Telling, as
Trustee and not individually            Trustee and not individually
16 Bonnie Heights Road                  Sears, Roebuck & Company
Manhasset, NY  10030                    Sears Tower, 68th floor
                                        Dept. 902
                                        Chicago, IL  60684

STATE OF NEW YORK )
                  :ss.:
COUNTY OF NEW YORK)


     On this 23rd day of April, 1985, JOHN R. HAIRE, ANDREW J. MELTON, JR., JOHN J. SCANLON and ALBERT T. SOMMERS, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

                                   /s/ MARILYN K. CRANNEY
                                   -----------------------------
                                          Notary Public


                                        MARILYN K. CRANNEY
                                  Notary Public, State of New York
                                           No. 24-4795538
                                     Qualified in Kings County
                                  Commission Expires March 30, 1987